Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of IEC Electronics Corp.

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 333-103847, 333-122181, 333-151218, 333-174884 and 333-180041) of IEC Electronics Corp. of our report dated November 25, 2014 relating to the consolidated financial statements included in this Form 10-K.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
November 25, 2014